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                                                                      EXHIBIT 11

                               WESTERN ATLAS INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)


                                                                                                        FIVE MONTHS
                                                               YEAR ENDED DECEMBER 31,                    ENDED       YEAR ENDED
                                                ----------------------------------------------------    DECEMBER 31,   JULY 31,
                                                   1997          1996          1995          1994          1993          1993
                                                ----------    ----------    ----------    ----------    ----------    ----------
BASIC EARNINGS PER SHARE:
Earnings (loss) from continuing operations      $   91,811    $   69,922    $   61,409    $   39,748    $ (190,580)   $   40,791
Earnings (loss) from discontinued operations      (154,927)       55,743        38,430        37,993         7,303        33,129
                                                ----------    ----------    ----------    ----------    ----------    ----------
Earnings (loss) before cumulative effect of a
  change in accounting principle                   (63,116)      125,665        99,839        77,741      (183,277)       73,920
Cumulative effect of a change in accounting
  principle (a)                                         --            --            --            --            --        (1,119)
                                                ----------    ----------    ----------    ----------    ----------    ----------
Net earnings available for common shares        $  (63,116)   $  125,665    $   99,839    $   77,741    $ (183,277)   $   72,801
                                                ==========    ==========    ==========    ==========    ==========    ==========

Earnings (loss) per share from continuing
  operations                                    $     1.69    $     1.31    $     1.16    $      .83    $    (4.18)   $      .87
Earnings (loss) per share from discontinued
  operations                                         (2.85)         1.04           .72           .80           .16           .70
                                                ----------    ----------    ----------    ----------    ----------    ----------
Earnings (loss) per share before cumulative
  effect of a change in accounting principle         (1.16)         2.35          1.88          1.63         (4.02)         1.57
Cumulative effect of a change in accounting
  principle (a)                                         --            --            --            --            --          (.02)
                                                ----------    ----------    ----------    ----------    ----------    ----------
Total                                           $    (1.16)   $     2.35    $     1.88    $     1.63    $    (4.02)   $     1.55
                                                ==========    ==========    ==========    ==========    ==========    ==========

SHARES USED IN COMPUTATION:
Weighted-average common shares outstanding
  (net of treasury shares)                          54,252        53,490        53,074        47,662        45,582        46,999
                                                ==========    ==========    ==========    ==========    ==========    ==========

DILUTED EARNINGS PER SHARE:
Earnings (loss) from continuing operations      $   91,811    $   69,922    $   61,409    $   39,748    $ (190,580)   $   40,791
Earnings (loss) from discontinued operations      (154,927)       55,743        38,430        37,993         7,303        33,129
                                                ----------    ----------    ----------    ----------    ----------    ----------
Earnings (loss) before cumulative effect of a
  change in accounting principle                   (63,116)      125,665        99,839        77,741      (183,277)       73,920
Cumulative effect of a change in accounting
  principle (a)                                         --            --            --            --            --        (1,119)
                                                ----------    ----------    ----------    ----------    ----------    ----------

Net earnings available for common shares and
  common stock equivalent shares deemed to
  have a dilutive effect                        $  (63,116)   $  125,665    $   99,839    $   77,741    $ (183,277)   $   72,801
                                                ==========    ==========    ==========    ==========    ==========    ==========

Earnings (loss) per share from continuing
  operations                                    $     1.65    $     1.29    $     1.14    $      .82    $    (4.18)   $      .87
Earnings (loss) per share from discontinued
  operations                                         (2.78)         1.03           .72           .78           .16           .70
                                                ----------    ----------    ----------    ----------    ----------    ----------
Earnings (loss) per share before cumulative
  effect of a change in accounting principle         (1.13)         2.32          1.86          1.60         (4.02)         1.57
Cumulative effect of a change in accounting
  principle (a)                                         --            --            --            --            --          (.02)
                                                ----------    ----------    ----------    ----------    ----------    ----------
Total                                           $    (1.13)   $     2.32    $     1.86    $     1.60    $    (4.02)   $     1.55
                                                ==========    ==========    ==========    ==========    ==========    ==========

SHARES USED IN COMPUTATION:
Weighted average common shares outstanding
  (net of treasury shares)                          54,252        53,490        53,074        47,662        45,582        46,999
Additional potentially dilutive securities
  (equivalent in common stock)                       1,361           781           681           857            --            --
                                                ----------    ----------    ----------    ----------    ----------    ----------

Total                                               55,613        54,271        53,755        48,519        45,582        46,999
                                                ==========    ==========    ==========    ==========    ==========    ==========


(a)  Amounts pertain to continuing operations.



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